CODE OF ETHICS

                         HERITAGE ASSET MANAGEMENT, INC.
                        HERITAGE FUND DISTRIBUTORS, INC.
                            HERITAGE FAMILY OF FUNDS
                                 August 16, 2006

I.    STATEMENT OF GENERAL POLICY

      This Code of Ethics (the "Code") has been adopted by Heritage Asset Management, Inc. ("HAM"), Heritage Fund Distributors, Inc. ("HFD") and those registered investment companies advised by HAM - Heritage Family of Funds (the "Funds") - in order to establish rules of conduct for persons who are associated with HAM, HFD and the Funds and in order to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 of the Investment Advisers Act of 1940. All Appendices referred to herein are attached. Defined terms are described in Section II below.

      This Code applies to all Heritage Employees, Heritage Access Persons, certain of their Immediate Family Members, and Fund Independent Trustees. Specific restrictions under this Code are based on the extent to which a person has access to investment-related data or has the ability to influence investment decisions. Somewhat stricter restrictions on certain activities and/or transactions apply to Heritage Access Persons due to their more direct involvement and greater influence on portfolio trading activities of Advisory Clients.

      All Heritage Employees and Heritage Access Persons (and in some cases this includes immediate family members) are subject to some portion of this Code. It is the responsibility of each person subject to this Code to read and understand which sections apply to you. If there is any doubt about the applicability of a particular provision, consult the CCO.

      Heritage Employees and Heritage Access Persons must not take inappropriate advantage of their position and must comply with applicable federal securities laws. In addition, HAM Employees have a fiduciary duty to place the interests and investment opportunities of Advisory Clients, including the Funds, ahead of their own interests and to avoid activities, conflicts of interest and relationships that might interfere with making decisions in the best interests of Advisory Clients and/or the Funds. Any doubtful situation should be resolved in favor of Advisory Clients and/or the Funds. Please remember that Heritage Employees and Heritage Access Persons also are subject to the

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      Code of Ethics of Raymond James Financial, Inc. ("RJF").  Should any
      portion of this Code conflict with the RJF Code of Ethics, the more restrictive policy shall apply. Fund Independent Trustees owe a fiduciary duty to the Funds and to Fund shareholders when conducting personal investment transactions.

      Because no code of ethics, set of rules or procedures can address all problems or issues that can arise, Heritage Employees and Heritage Access Persons are encouraged to address particular circumstances that are unclear with the CCO. Fund Independent Trustees should consult with their independent legal counsel with regard to any questions concerning their responsibilities under the Code.

      Violations can subject Heritage Employees and Heritage Access Persons to specific disciplinary action including termination, monetary penalties, criminal penalties and/or civil penalties, as outlined in
      Section IX. of this Code.

II.   DEFINITIONS

        A. "Advisory Client" means each of the Funds and any other client to whom HAM provides investment advice including but not limited to those listed in Appendix 1.

        B. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including but not limited to contributions to a 401(k) plan, bonus deferral into a 401(k) plan, 403(b) plan, 529 plan, College Savings Plan and/or a dividend reinvestment plan.

        C. "Beneficial Interest" means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including, but not limited to, all joint accounts, partnerships, and trusts.

        D. "Chief Compliance Officer" or "CCO" means the so-designated individual at HAM, HFD and/or the Funds (or that person's designee) as set forth in Appendix 2 as amended from time to time.

        E. "Dual Employee" means any person who is employed by HAM and/or HFD and another affiliated company that has adopted its own Code of Ethics subject to Rule 204A-1 and/or 17j-1.

        F. "Heritage Access Person" means: (1) any Investment Personnel of HAM or HFD; (2) any HAM Employee who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase of Securities by a fund; (3) any HAM Employee who, in connection with his regular function or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by an Advisory Client, or whose functions relate to the making of any recommendations with respect to purchases or sales; and (4) any natural person in a control relationship to the Funds or HAM who obtains information concerning recommendations made

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           to the Fund with regard to the purchase and sale of securities by he
           Funds.

        G. "Heritage Employees" means every Heritage Access Person and every permanent employee of Heritage, including employees who serve as Fund officers, trustees or directors working in any HAM or HFD business unit (including sales staff or other personnel performing duties for HAM, even if employed by another entity such as Raymond James & Associates, Inc.).

           A. Certain of the policies, procedures, and restrictions referred to in this Code also apply to Immediate Family residing within the employee's household. The Code also applies to any other account over which the Heritage Employee is deemed to have BENEFICIAL OWNERSHIP. This includes accounts of any immediate family members sharing the same household as the employee; accounts in which the employee otherwise has a financial interest that allows the employee directly or indirectly to profit or share in any profit; a legal vehicle of which the employee is the controlling equity holder; and an entity in which the employee has an equity interest, provided the employee also has or shares investment control over the securities held by such entity; and any account over which the employee may otherwise be deemed to have control.

        H. "Equivalent Security" means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that issuer.

        I. "HAM" means Heritage Asset Management, Inc. and its subsidiary(ies).

        J. "HAM Employees" means every permanent employee of HAM, including employees who serve as Fund officers, trustees or directors working in any HAM business unit (including sales staff or other personnel performing duties for HAM, even if employed by another entity such as Raymond James & Associates, Inc.).

        K. "Heritage Fund" or "Funds" means the Heritage investment companies listed in Appendix 1 as amended from time to time.

        L. "Immediate Family" means any of the following persons who reside in the same household as an Employee:

            ------------------------------------------
            child       grandparent    son-in-law
            ------------------------------------------
            stepchild   spouse         daughter-in-law
            ------------------------------------------
            grandchild  sibling        brother-in-law
            ------------------------------------------

            parent      mother-in-     sister-in-law
                        law
            ------------------------------------------
            stepparent  father-in-law  adoptive
                                       relationships
            ------------------------------------------

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        M. "Independent Fund Trustee" means the trustees of the Heritage Funds who are NOT "interested persons" of the Heritage Funds as that term is defined in the Investment Company Act of 1940, as amended.

        N. "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

        O. "Interested Fund Trustee" means the trustees of the Heritage Funds who are "interested persons" of the Heritage Funds as that term is defined in the Investment Company Act of 1940, as amended.

        P. "Investment Account" means the following Securities accounts: any personal account of a Heritage Employee or Heritage Access Person; any joint or tenant-in-common account in which the Heritage Employee or Heritage Access Person has a Beneficial Interest or is a participant; any account for which the Heritage Employee or Heritage Access Person acts as trustee, executor, or custodian; any account of an Immediate Family member of a Heritage Employee or Heritage Access Person; and any account in which an Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Heritage Access Person has no investment discretion and cannot otherwise exercise control).

        Q. "Material Investigation" means an investigation that leads to the imposition of a significant remedial action for a violation of the Code.

        R. "Investment Personnel" means any supervised person of HAM who: (1) has access to nonpublic information regarding any Advisory Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Heritage Fund; or (2) is involved in making securities recommendations to Advisory Clients, or who has access to such recommendations that are nonpublic. "Investment Personnel" also includes those natural persons employed by HAM who are entrusted with the direct responsibility and authority to make investment decisions affecting any Advisory Client or the Funds.

        S. "Pre-Clearance Officer" means the so-designated individual at HAM (or that person's designee) as set forth in Appendix 2 as amended from time to time.

        T. "Limited Offering" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

        U. "Security" includes stock, restricted stock, private placement securities, notes, bonds, exchange traded fund ("ETF") (including unit investment trust exchange traded funds ("UIT-ETF")), debentures, and other evidences of indebtedness (including loan participations

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           and assignments), limited partnership interests, registered investment companies, investment contracts, and all derivative instruments, such as options and warrants.

        V. "Securities Transaction" means a purchase or sale of Securities.

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III.  ANTI-FRAUD LEGAL REQUIREMENTS

      All persons subject to this code, including Heritage Employees and Heritage Access persons, are subject to the general anti-fraud prohibitions under Section 17(j) of the 1940 Act. Accordingly, it is unlawful for Heritage Employees and Heritage Access persons in connection with the purchase or sale, directly or indirectly, by the person of a Security held or to be acquired by the Fund to:

        A. Employ any device, scheme or artifice to defraud a Fund,

        B. Make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

        C. Engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any Fund; or

        D.    Engage in any manipulative practice with respect to a Fund.

      In addition, pursuant to Section 206 of the Advisers Act, it is unlawful for HAM and HAM Employees directly or indirectly to:

        A. Employ any device, scheme or artifice to defraud any Advisory Client or prospective client;

        B. Engage in any transaction, practice or course of business which operates as a fraud or deceit upon any Advisory Client or prospective client; or

        C. Engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

      In addition, Section 204A of the Advisers Act requires HAM to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or Securities Exchange Act or rules or regulations thereunder of material, non-public information by HAM or any person associated with HAM. Pursuant to Rule 204A, the Commission has adopted Rule 204A-1 which requires HAM to maintain and enforce a written code of ethics.

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IV.   PROHIBITED TRANSACTIONS

      The specific provisions and reporting requirements of this Code are concerned with certain investment activities of all Heritage Employees and Heritage Access Persons, each of whom may benefit by, or interfere with, the purchase and sale of securities, by an Advisory Client or a Fund. Thus, it would be a violation of this Code for any Heritage Employee or Heritage Access Person to perform any act that is in violation with the rules as set forth in this section and the underlying intent and spirit of the Code.

      In addition, the following activities constitute Prohibited Acts:

      A.    ALL HERITAGE EMPLOYEES:

            1. DISCLOSURE OF CONFIDENTIAL INFORMATION. A Heritage Employee is prohibited from revealing non-public information relating to the investment intentions, activities or portfolios of an Advisory Client or the Heritage Funds except to (1) persons whose responsibilities require knowledge of the information, (2) regulatory authorities who have appropriate jurisdiction with respect to such matters, or (3) third parties who utilize such information for ratings or performance analysis or who provide services pursuant to a written contract. Further detail regarding disclosure may be found in the Compliance Manual under the section "Funds Portfolio Disclosure Policy".

            2. RECEIVING OR OFFERING OF GIFTS. Heritage Employees are prohibited from soliciting, accepting or giving of gifts or gratuities, except for gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business lunches, dinners, entertainment (e.g., sporting events) and promotional items (e.g., pens, mugs, T-shirts) in situations where the Heritage Employee, because of his or her position with HAM and/or HFD, may be offered gifts or may wish to give gifts to unaffiliated persons or entities that do business with HAM and/or HFD. If a Heritage Employee receives any gift that might be prohibited under this Code, the Heritage Employee must promptly inform the CCO.

            3. TAKING ADVANTAGE OF ADVISORY CLIENT OR FUND OPPORTUNITIES. Heritage Employees are prohibited from taking personal advantage of any opportunity properly belonging to Advisory Clients or the Funds. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client or a Fund.

            4. USING POSITION OR INFLUENCE FOR PERSONAL BENEFIT AT EXPENSE OF CLIENTS. Heritage Employees are prohibited from causing or attempting to cause an Advisory Client or a Fund to purchase,

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            sell or hold any Security in a manner calculated to create any personal benefit to the Heritage Employee.

                  a. If a Heritage Employee or an Immediate Family member
                     stands to materially benefit from an investment decision for an Advisory Client or a Fund that the Heritage Employee is recommending or participating in, the Heritage Employee must disclose that interest to persons with authority to make investment decisions or to the CCO. Based on the information given, a decision will be made as to whether to restrict the Heritage Employee's participation in causing the Advisory Client or Fund to purchase or sell a Security in which the Heritage Employee has an interest.

                  b. Heritage Employees must disclose to the CCO, any
                     Beneficial Interest that the Heritage Employee or Immediate Family member has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Heritage Employee or Immediate Family Member or the appearance of impropriety. The person to whom the Heritage Employee reports the interest, in consultation with the CCO, must determine whether the Heritage Employee will be restricted in making investment decisions.

            5. PERSONAL SECURITY TRANSACTIONS. The following transactions are prohibited:

                  a. No Heritage Employee shall conduct a transaction while
                     in possession of "inside" material nonpublic information regarding the Security or the issuer of the Security;

                  b. No Heritage Employee shall trade in any security that is placed on a Heritage restricted list which shall be maintained and attached as Appendix 3.

                  c. No Heritage Employee shall enter into a transaction
                     intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

                  d. No Heritage Employee shall purchase or sell a security
                     (other than shares of a registered open-end investment company) on any day during which that Heritage Employee has knowledge that an Advisory Client or a Fund has a pending "buy" or "sell" order in the same Security (or an Equivalent Security) until that order is executed or withdrawn, unless the Heritage Employee provides an explanation of why the trade is necessary and provision

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                     is made for the Advisory Client or the Fund trade to
                     take precedence (in terms of price) over the Heritage Employee. Prior to approving a trade, the Pre-Clearance Officer must determine whether there is an open order for the Security by a Fund. This is also known as the "blackout period".

                  e. No Heritage Employee shall conduct any other transaction deemed by the Pre-Clearance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

                  f. No Heritage Employee may engage in activities that would be considered "market timing" and violative of Rule 22c-1 of the Investment Act of 1940.

                  g. No Heritage Employee may participate in an Initial
                     Public Offering or Limited Offering unless exceptional circumstances exist. In that case, pre-clearance is required using the form provided in Appendix 6. This limitation does not preclude participation in an initial offering of a registered open-end investment company with proper pre-clearance.

            6. OTHER TRANSACTIONS. Heritage Employees are prohibited from engaging in any other transaction deemed by the CCO to involve a conflict of interest, possible diversion or corporate opportunity, or an appearance of impropriety.

      B.    HERITAGE ACCESS PERSONS:

            In addition to Prohibited Acts listed in 1. above, all Heritage Access Persons are subject to the further limitations below.

            1. BLACK OUT PERIOD. No Heritage Access Person shall purchase a Security within 60 calendar days of the sale of that Security (or an Equivalent Security) or sell a Security within 60 calendar days of the purchase of the Security (or an Equivalent Security). If a Heritage Access Person violates this provision, then the Heritage Access Person must forfeit all profits on the transaction to a charitable organization designated by HAM and/or HFD.

                  a. This restriction shall not apply to purchases and sales or sales and purchases of:

                        (1). shares of money market funds,

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                        (2).  shares of mutual funds acquired through an
                        automatic investment or withdrawal program, or

                        (3). stock obtained through an employee stock purchase plan.

            2. OUTSIDE DIRECTOR POSITIONS. No Heritage Access Person may serve on the board of directors of a publicly-traded company not affiliated with HAM and/or HFD or the Heritage Funds absent prior written approval by the CCO. This approval rarely will be granted and, if granted, normally will require that the relevant Heritage Access Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Heritage Access Person sits.

      C.    INVESTMENT PERSONNEL:

            RESTRICTED SECURITIES TRANSACTIONS. In addition to the provisions applicable to all Heritage Employees and Heritage Access Persons listed above, no Investment Personnel may buy or sell a Security in an investment account (or any account in which they hold a beneficial interest) within seven calendar days of a purchase or sale of the same Security (or an Equivalent Security) by any Advisory Client managed by the Investment Personnel. For example, if an Advisory Client trades a security on day one, day eight (or the next trading day, whichever is later) is the first day its Investment Personnel may trade that Security for an account in which he or she has a beneficial interest. This provision does not apply to mutual fund Advisory Client accounts in which the Investment Personnel is a shareholder.

      D. INDEPENDENT FUND TRUSTEES AND NON- HERITAGE ACCESS PERSON DIRECTORS OR OFFICERS:

            REPORTING. Independent Fund Trustees and any non-Heritage Access Person directors or officers need only report a trade of a Security if, at the time of the transaction, such person knew or, in the ordinary course of fulfilling his or her duties as a Trustee or non-Heritage Access Person director or officer should have know that, during the 15-day period immediately preceding or after the date of the transaction, such Security had been or was going to be purchased or sold by a Heritage Fund or HAM or that a purchase or sale of such Security had been or was going to be considered by a Heritage Fund or HAM.

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V.    PRE-CLEARANCE REQUIREMENTS

      Pre-clearance is required for Securities Transactions based on your status relative to access to investment data or ability to influence investment decisions. These categories are described below.

      A.    PRE-CLEARANCE REQUIREMENTS

            Transactions described in this section require approval by the Pre-Clearance Officer prior to being placed.

            1.  ALL HERITAGE EMPLOYEES (INCLUDING IMMEDIATE FAMILY)
                  - HERITAGE MUTUAL FUND TRANSACTIONS -

               Each Heritage Employee, including any Immediate Family member if Heritage Employee has discretion over the account, must pre-clear any transaction involving a Heritage Fund including:

                  a. Initial purchases, redemptions and exchanges involving a
                     Heritage Fund.

                  b. The initial set up of an Automatic Investment Plan,
                     including any allocation methodology involving a Heritage Fund.

                  c. Any changes to the allocation methodology among Heritage funds within an Automatic Investment Plan (e.g. changing the allocation percentages within a 401(k) plan account.

                  d. Any hardship withdrawals from an Automatic Investment
                     Plan involving a Heritage Fund.

            2. ALL HERITAGE ACCESS PERSONS AND INVESTMENT PERSONNEL (INCLUDING IMMEDIATE FAMILY) - TRANSACTIONS IN SECURITIES -

                  a. In addition to pre-clearance for trades listed in 1.
                     above, all Heritage Access Persons and Investment Personnel, including any Immediate Family member if the Heritage Access Person or Investment Personnel has discretion over the account, must pre-clear trades in all Securities unless specifically exempted by this Code.

      B.    EXEMPTIONS FROM PRE-CLEARANCE REQUIREMENTS

            The following transactions are NOT subject to pre-clearance:

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            1.    After the initial pre-clearance, pre-clearance of a
                  Heritage Fund is not required if such transaction is a part of a Automatic Investment Plan, automatic rebalancing or redemption plan (i.e. systematic withdrawal). Any increase or decrease in the total amount of the Automatic Investment Plan or systematic withdrawal does not have to be pre-cleared.

            2.    A loan against any 401(k) or other qualified plan.

            3. Transactions involving open-end mutual funds that are not advised by HAM.

            4.    Any purchase or redemption of a money market mutual fund.

            5. Securities transactions in which the Heritage Employee does not know of the transaction before it is completed (such as discretionary trades made by a fiduciary in which the Heritage Employee is not consulted or advised of the trade before it is executed).

            6. Any purchase or sale of Securities of any issuer with a market capitalization in excess of $10 billion.

            7. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

            8. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all the securities of the same class.

            9. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

            10.   Any transaction involving:

                  a. bankers' acceptances;

                  b. bank certificates of deposit;

                  c. commercial paper;

                  d. high quality short-term debt (including repurchase
                     agreements);

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                  e. commodity futures (including currency futures) and
                     options thereon;

                  f. interests in Securities comprising part of a
                     broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal authority (for example, options on the S&P 500 Index);

                  g. Securities directly issued by the U.S. Government;

                  h. Raymond James Financial, Inc. ("RJF") stock;

                  i. transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds; securities which are not eligible for purchase or sale by an investment company or other investment advisory clients; but not including UIT-ETFs, and

                  j. other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

      C.    PRE-CLEARANCE PROCEDURES

            Prior to entering an order for a Securities Transaction, a Heritage Employee must follow the following procedures:

            1.    Properly complete a Trade Authorization Request Form (Appendix
                  6) and submit the completed form to the Pre-Clearance Officer. (Proposed Securities Transactions for the CCO's Account must be submitted to the President of HAM and/or HFD.) After receiving the completed Trade Authorization Request Form, the Pre-Clearance Officer will review the information in the form and, as soon as practicable (generally on the same day if the request is received before 2 PM and there is a Pre-clearance Officer available), determine whether to clear the proposed Securities Transaction.

                  a. Any Heritage Employee not in the main office may respond to each item in Appendix 6 via e-mail. A hard copy of the e-mail, along with the Pre-Clearance Officer's approval, will be kept on file.

            2. No order for a Securities Transaction for which pre-clearance authorization is sought may be placed prior to receipt of written authorization by the Pre-Clearance Officer. The date of any authorization must be reflected on the Trade

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                  Authorization Request Form. The Pre-Clearance Officer will send one copy of the completed form to the person seeking authorization and the other copy to the Compliance Department.

            3. Failure to comply with these pre-clearance provisions will subject you to disciplinary action as outlined in Code Section IX.

            4. In some cases, the Pre-Clearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. The Pre-Clearance Officer generally will not give an explanation for refusing to authorize a Securities Transaction.

      D.    LENGTH OF TRADE AUTHORIZATION APPROVAL

            1. Authorizations provided by the Pre-Clearance Officer for personal trades of all Security Transactions authorizations are effective, unless earlier revoked, until the earlier of
                  (1) the close of business on the third trading day after the authorization is granted, or (2) when the person requesting authorization learns that information in the Trade Authorization Request Form is not accurate.

            2. If a trade order is not placed within the applicable period, a new authorization must be obtained before the Securities Transaction is placed.

            3. If a trade order has been placed but has not been executed within the applicable effective period after authorization is granted (such as in the case of a limit order), no new authorization is necessary unless (1) the person requesting authorization amends the order, or (2) the order remains outstanding for more than 30 days.

VI.   REPORTING REQUIREMENTS

      A.    HERITAGE ACCESS PERSONS (INCLUDING IMMEDIATE FAMILY MEMBERS)

            All Heritage Access Persons, including their Immediate Family members, are required to provide certain periodic information to the CCO regarding their trading activity and holdings. Certain transactions that are exempt from the reporting requirements are listed below. Failure to provide the required data in a timely fashion will subject the Heritage Access Person to disciplinary action as outlined in Code Section IX.

            1. INITIAL HOLDINGS REPORT. Any person who becomes a Heritage Access Person must submit, within 10 days of becoming a Heritage Access Person, an Initial Holdings Report (see Appendix 7) listing all of the Securities held in an Investment Account. The

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            information in the Initial Holdings Report must be current as of a date no more than 30 days prior to the date the person becomes a Heritage Access Person. The Report will be sent by (and should be returned to) the Pre-Clearance Officer.

            2. QUARTERLY TRANSACTION REPORTS / DUPLICATE CONFIRMATIONS AND STATEMENTS. Every Heritage Access Person who establishes an Investment Account during the quarter must complete the required section pertaining to new accounts in the Quarterly Transaction Report (see Appendix 5). This Report must be submitted to the Heritage Compliance Department within 15 business days after the completion of each calendar quarter. In accordance with Raymond James Financial, Inc. corporate policy, all Heritage Employee brokerage accounts must be maintained with a Raymond James affiliated broker-dealer. All Heritage Access Persons opening or maintaining a brokerage account outside of Raymond James must receive written permission from the Raymond James Compliance Department and submit the written permission to the CCO.

            Every Heritage Access Person must arrange for the Heritage Compliance Department to receive directly from the broker, dealer, mutual fund company, or bank in question, duplicate copies of each confirmation and periodic statement for any Securities Transaction during the quarter for which that Heritage Access Person is required to obtain pre-clearance. All copies must be received no later than 15 business days after the end of the calendar quarter, or submit a Quarterly Transaction Report (see Appendix 5) within 15 business days after the completion of each calendar quarter. Each confirmation or statement must disclose the following information:

               a. the date of the transaction;

               b. description of the security (including the title, exchange ticker symbol or CUSIP, interest rate and maturity date, as applicable;

               c. the number of shares and principal amount;

               d. the nature of the transaction (e.g., purchase, sale);

               e. the price of the Security; and

               f. the name of the broker, dealer, bank, or mutual fund
                  through which the trade was effected.

            3. ANNUAL HOLDINGS REPORT. Each Heritage Access Person must submit an Annual Holdings Report (see Appendix 4) listing all Securities in an Investment Account. The information in the Annual Holdings Report must be current as of a date no more than

            30 days prior to the date the report is submitted. The completed report should be submitted to the CCO by March 31 following the end of the calendar year.

      B. REPORTING FOR INDEPENDENT FUND TRUSTEES AND NON-HERITAGE ACCESS PERSON DIRECTORS AND OFFICERS

            Independent Fund Trustees (and their Immediate Families) need only report a Security Transaction if, at the time of the transaction, such person knew or, in the ordinary course of fulfilling his or her official duties as a Trusteeor non-Heritage Access Person director or officer should have known that, during the 15-day period immediately preceding or after the date of the transaction, such Security had been or was going to be purchased or sold by a Heritage Fund or HAM or that a purchase or sale of such Security had been or was going to be considered by a Heritage Fund or HAM. Additionally, the Independent Fund Trustees and non-Heritage Access Person directors or officers, shall complete an annual report regarding their current positions in each of the Funds and any other restricted securities as set forth on the restricted list.

      C.    REPORTING FOR DUAL EMPLOYEES

            Dual Heritage Employees (and their Immediate Families) need only report their Security Transactions to the CCO (or their designee) at the entity that is responsible for their primary employment. Such CCO (or their designee) will then report the information to the other entities for which the Dual Heritage Employee is affiliated. In the event that the Codes of the affiliated entities are different, the Dual Heritage Employee is bound by the most restrictive Code.

      D.    EXEMPTIONS, DISCLAIMERS AND AVAILABILITY OF REPORTS

            1. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will be kept in the strictest of confidence unless disclosed for legal, regulatory or business reasons as described in this section. The information may be available for inspection by the Trustees of the Heritage Funds, the President of HAM, President of HFD, the Code of Ethics Review Committee, the applicable CCO, the Pre-Clearance Officer, the Heritage Employee's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which HAM and/or HFD is a member, and any state securities commission with appropriate jurisdiction.

            2. RETENTION OF RECORDS. All reports or information supplied will be retained according to the retention policies of the Funds, HAM, HFD and RJA , unless otherwise noted.

VII.  REPORTING OF VIOLATIONS

      All Heritage Employees are required to report any violation of the Code of Ethics promptly to the CCO. The CCO will periodically report to the Code of Ethics Review Committee to discuss any violations and any corresponding waivers. Additionally, the CCO shall report to the HAM and/or HFD President and the Heritage Funds' Boards of Trustees.


VIII. CODE OF ETHICS REVIEW COMMITTEE

      The Code of Ethics Review Committee shall investigate any reported or suspected violation of the Code and, as appropriate, take such actions as are authorized by this Code. The Committee also shall review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and the CCO will prepare an annual report to the President of HAM and/or HFD and the Heritage Funds' Boards of Trustees that:

         1. initially summarizes existing procedures concerning personal investing and, thereafter, any changes in the procedures made during the past year,

         2.  identifies any Material Investigations during the past year, and

         3. identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

         Members of the Committee, the CCOs and the Pre-Clearance officer are set forth in Appendix 2.


IX.   REVIEW AND SANCTIONS

      A.    DETERMINATION:

            The Code of Ethics Review Committee (the "Committee") is charged with the responsibility of conducting informational hearings, assessing mitigating factors, and imposing sanctions consistent with the Code's Sanction Guidelines. The CCO will arrange for a meeting of the Committee in cases where a violation of one or more applicable provisions of this Code has occurred and the guidelines suggest a monetary penalty, written reprimand, termination or more serious action.

            Whenever the Committee determines that a Heritage Employee or a Heritage Access Person has committed a violation of this Code relating to a Heritage Fund that merits remedial action, it will report to the Board of Trustees of the appropriate Heritage Fund, at the next regularly scheduled meeting, information relating to the violation and any sanctions imposed.

      B.    SANCTIONS:

            The Committee has the sole authority to impose sanctions which may include, but are not limited to, a letter of censure, suspension or termination of employment. As part of any sanction, the Committee may require the Heritage Employee to reverse the trade(s) in question and forfeit any profit or absorb any loss derived there from. Any amounts that are paid/disgorged by a Heritage Access Person under this Code shall be donated by the Heritage Access Person to one or more charities as directed by HAM and/or HFD. Written confirmation from the charity acknowledging the donation must be submitted to the CCO. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions or termination.
            The table below outlines specific sanctions for failure to comply with the Code. The Committee will document instances in which variations from the Sanctions Guidelines were authorized due to mitigating factors.

---------------------------------------------------------------------------
SANCTIONS APPLICABLE TO ALL HERITAGE EMPLOYEES:
---------------------------------------------------------------------------
VIOLATION             SANCTION FOR      SANCTION FOR      SANCTION FOR
                      FIRST OFFENSE     SECOND OFFENSE    THIRD OFFENSE
---------------------------------------------------------------------------
No broker statements  1st Offense:      2nd Offense       3rd Offense
or confirms on file   Written warning   defined as after  defined as
or evidence that                        30 days of no     after 60 days
duplicate statements                    action: Written   of no action:
have been requested                     reprimand and/or  Monetary
                                        monetary penalty  penalty, freeze
                                                          trading
                                                          accounts for
                                                          30-90 days
                                                          and/or
                                                          suspension or
                                                          termination
---------------------------------------------------------------------------
Trading without       1st Offense:      2nd Offense:      3rd Offense (or
receiving             Written warning   Written           more): Monetary
appropriate                             reprimand and/or  penalty, freeze
pre-clearance or                        monetary penalty  trading
trading outside the                                       accounts for
approval period                                           30-90 days
                                                          and/or
                                                          suspension or
                                                          termination
---------------------------------------------------------------------------
Trading after being   1st Offense or
denied approval       more: Monetary
                      penalty, freeze
                      trading accounts
                      for 30-90 days
                      and/or
                      suspension or
---------------------------------------------------------------------------

---------------------------------------------------------------------------
                      termination
---------------------------------------------------------------------------
Failure to file an    1st Offense:      2nd Offense:      3rd Offense
Initial or Annual     defined as not    defined as not    defined as not
Holdings Report       filed within 30   filed within 30   filed within 30
Failure to file an    days: Written     days on more      days on more
Annual Code           warning           than one          than two
Acknowledgement and                     occasion or not   occasions or
Certification Form                      filed within 60   not filed
                                        days: Written     within 90 days:
                                        reprimand and/or  Monetary
                                        monetary penalty  penalty, freeze
                                                          trading
                                                          accounts for
                                                          30-90 days
                                                          and/or
                                                          suspension or
                                                          termination
---------------------------------------------------------------------------
Commission of a       1st Offense or
Prohibited Act not    more: Written
otherwise             reprimand,
specifically          Monetary
addressed in this     penalty, freeze
Code section          trading accounts
                      for 30-90 days
                      and/or
                      suspension or
                      termination
---------------------------------------------------------------------------
ADDITIONAL SANCTIONS APPLICABLE TO HERITAGE ACCESS PERSONS
---------------------------------------------------------------------------
VIOLATION             SANCTION FOR      SANCTION FOR      SANCTION FOR
                      FIRST OFFENSE     SECOND OFFENSE    THIRD OFFENSE
---------------------------------------------------------------------------
Purchasing a          1st Offense:      2nd Offense or
security within 60    Written           more offenses:
days of a sale of     Reprimand and/or  Monetary
the same security or  Monetary Penalty  Penalty, Freeze
selling a security                      Trading accounts
within 60 days of                       for 30-90 days
the purchase of the                     and/or
same security                           Suspension /
                                        Termination
---------------------------------------------------------------------------
Serving on the Board  1st Offense or
of a publicly-traded  more offenses:
company without       Written
prior written consent reprimand,
                      Monetary
                      Penalty, and/or
                      Suspension /
                      Termination
---------------------------------------------------------------------------
SANCTIONS APPLICABLE TO INVESTMENT PERSONNEL (IN ADDITION TO ALL
SANCTIONS APPLICABLE TO HERITAGE EMPLOYEES AND HERITAGE ACCESS PERSONS):
---------------------------------------------------------------------------
VIOLATION             SANCTION FOR      SANCTION FOR      SANCTION FOR
                      FIRST OFFENSE     SECOND OFFENSE    THIRD OFFENSE
---------------------------------------------------------------------------
*Trading within the   1st Offense or
7 day blackout period more offenses:
                      Written
                      reprimand,
---------------------------------------------------------------------------

---------------------------------------------------------------------------
                      Monetary
                      Penalty, Freeze
                      Trading accounts
                      for 30-90 days
                      and/or
                      Suspension /
                      Termination
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Additional penalties may be assessed depending on the Employee's title:
Assistant Vice President and Staff:       $100 to $500
Vice President:                           $500 to $1,000
Senior Vice President:                    $1,000 to $2,500
Executive Vice President and above:       $2,500 to $5,000+


X.    APPROVAL AND AMENDMENT

      A CCO may delegate any of the responsibilities, powers and authorities conferred by this Code. Such delegation may be to an individual, a committee or both.

      This Code may be amended from time to time by a CCO. Any material amendment of this Code shall be submitted to the Board of Trustees of the Funds for approval. Any material amendment of this Code that applies to Heritage Access Persons shall become effective only when the Board of Trustees has approved the amendment or at such earlier date as may be required to comply with applicable laws and regulations.

      Additionally, a CCO may establish, in his or her discretion, certain supplemental procedures to this Code in order to provide additional assurance that the purposes of this Code are fulfilled and/or to assist the CCO in administration of the Code.

XI.   ANNUAL CERTIFICATION

      Within 30 days of their hire date, each newly-hired Heritage Employee and Heritage Access Person shall certify that he or she has received, read and understands this Code of Ethics by executing the Initial Report of Securities Holdings Form set forth as Appendix 7.

      Thereafter, annually, each Heritage Employee and Heritage Access Person will be required to certify that he or she has received, read, understands and complied with each section of this Code of Ethics on the Certification Form set forth on the Annual Certification in Appendix 4. Additionally, annually, each Heritage Employee will complete the RJF Code of Ethics certification page certifying that he or she has received, read, understands and has complied with all the requirements of the RJF Code.

XII.  INQUIRIES REGARDING THE CODE

      Please contact the Compliance Department or the CCO if you have any questions about this Code or any other compliance-related matters.